EXHIBIT 99.01

The Power of Being Public
Investview Reports Full Year Fiscal 2018 Audited Financials

Salt Lake City, July 2nd, 2018 – Investview Corporation (OTCQB: INVU) released its full year Fiscal 2018 audited financials on Friday June 29th, 2018.

Investview acquired its wholly owned subsidiary Wealth Generators LLC renamed to Kuvera LLC on April 1st, 2017 and immediately went to work transitioning management, adjusting policies for public reporting and assessing the highest priorities for the Company as a public entity. The Company’s 10K for period ending March 31st, 2018 was released on Friday demonstrating the benefits that can be derived from a public entity.

Financial Highlights for Period 4/1/2017 – 3/31/2018 over Fiscal 2017 include:

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Gross Billings Increased 62% or $9.1M from $14.6M to $23.6M
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Net Revenue Increased 39% or $5M from $12.9M to $17.9M
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Substantial Increase in Cash Position from $1.6K to $1.5M
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Substantial Decrease in Debt from $2.1M to $195K
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Returns and chargebacks decreased approximately 50% from $1.7M to $859K
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Substantial Increase in Net Loss from $2.4M to $14.9M however only $1M was cash related

Additionally, the Company achieved its first quarter of positive cash flow from operations of $1.3M in the fourth quarter of fiscal 2018.

“As soon as Investview completed the acquisition we immediately installed our executive management team, created a plan to reduce our overall debt, arranged for institutional financing, expanded our product line while initiating a full re-branding of our main subsidiary to Kuvera. It was an enormous effort that made a direct impact on our results.” said Mario Romano, Director of Finance.

The Company is continuing to expand internationally and make strategic investments that are tied to revenue generation while carefully managing expenditures.

William Kosoff, Chief Financial Officer added, “Our highest priority for Fiscal 2019 is achieving profitability. We have established the right foundation and resources to support anticipated growth. Operating as a public company is a challenge, but it enabled growth while reducing debt – a combination not easily achieved.”

Investview full 10-K can be found by visiting the following edgar link: https://www.sec.gov/Archives/edgar/data/862651/000165495418007172/0001654954-18-007172-index.htm

About Investview, Inc.
Investview, Inc. is a diversified financial technology organization.  The Company operates primarily through its wholly- and majority-owned subsidiaries, to provide financial products and services to individuals, accredited investors and select financial institutions. www.investview.com

About Kuvera LLC
Kuvera LLC provides affordable access to valuable financial education, current market research and cutting-edge technology that enables individuals to increase and cultivate their own financial resources, enjoy life and plan for the future.

Kuvera products are distributed through a direct sales model. Product services are offered to individuals on a monthly subscription basis. Kuvera is classified as a publisher of financial research and information and exempt from securities registration. This is an exemption provided in the U.S. Securities Investment Advisers Act of 1940.

Kuvera is not a brokerage firm or Registered Investment Advisor. We do not execute trades or take possession of clients’ brokerage accounts. Our customers may cancel their subscription at any time and execute trades at their own discretion. www.kuveraglobal.com

Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements”. When the words “believes,” “expects,” “plans,” “projects,” “estimates,” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on Management’s current beliefs and assumptions and information currently available to Management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

Investor Contacts:
vision@kuveraglobal.com